UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) On August 4, 2009
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)
AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)
4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 757-8101
NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
     On August 4, 2009, Apartment Investment and Management Company, a Maryland corporation (“Aimco”), AIMCO Properties, L.P., a Delaware limited partnership (“Aimco OP”), and AIMCO/Bethesda Holdings, Inc., a Delaware corporation (“AIMCO/Bethesda”) (collectively with Aimco and Aimco OP, the “Borrowers”) entered into the Seventh Amendment to the Amended and Restated Senior Secured Credit Agreement, dated as of August 4, 2009 (the “Seventh Amendment”), among the Borrowers, the pledgors and guarantors named therein and the lenders party thereto. The Seventh Amendment modifies that certain Amended and Restated Senior Secured Credit Agreement dated as of November 2, 2004 (as amended, the “Credit Agreement”), among the Borrowers, Bank of America, N.A., as administrative agent, and the lenders party thereto.
     The Seventh Amendment permits the Borrowers to prepay and retire term loans under the Credit Agreement at a discount for a period of up to one year after the effective date of the Seventh Amendment (August 4, 2009). Such prepayment must be effected pursuant to offers made to lenders in accordance with procedures outlined in the Seventh Amendment. There can be no assurance that the Borrowers will make an offer to prepay term loans at a discount or that if the Borrowers do make such an offer, that lenders will accept such an offer.
     A copy of the Seventh Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Seventh Amendment to Senior Secured Credit Agreement, dated as of August 4, 2009, by and among Apartment Investment and Management Company, AIMCO Properties, L.P., and AIMCO/Bethesda Holdings, Inc., as the Borrowers, the pledgors and guarantors named therein and the lenders party thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
     Dated: August 5, 2009

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

/s/ David Robertson David Robertson
President, Chief Investment Officer and
Chief Financial Officer

AIMCO PROPERTIES, L.P.
By: AIMCO-GP, INC., Its General Partner

/s/ David Robertson David Robertson
President, Chief Investment Officer and
Chief Financial Officer